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                                                                     EXHIBIT 3.1

                                [DELAWARE LOGO]                           PAGE 1

                                The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AMERICAN REPROGRAPHICS COMPANY", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 2004, AT 9:14 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                          [LOGO]   /s/ Harriet Smith Windsor
                                   ---------------------------------------------
                                   Harriet Smith Windsor, Secretary of State

3860502 8100                                             AUTHENTICATION: 3385956

040710146                                                         DATE: 10-01-04


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State of Delaware
Secretary of State
Division of Corporations
Delivered 10:16 PM 09/30/2004
FILED 09:14 PM 09/30/2004
SRV 040710146 - 3860502 FILE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AMERICAN REPROGRAPHICS COMPANY

                                   ARTICLE I

      The name of this corporation is AMERICAN REPROGRAPHICS COMPANY (the "Corporation").

                                   ARTICLE II

      The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      A. This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock ("Common Stock") and preferred stock ("Preferred Stock"). The total number of shares which the Corporation is authorized to issue is One Hundred Seventy-Five Million (175,000,000) shares. One Hundred Fifty Million (150,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

      B. The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby expressly authorized to provide for the issue of any or all of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, including, without limitation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors

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providing for the issuance of such shares and as may be permitted by the General
Corporation Law of Delaware. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

      Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

      The authorized number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the then authorized number of directors constituting the Board of Directors.

                                   ARTICLE VII

      Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                  ARTICLE VIII

      Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept, subject to any provision contained in the statutes, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

      A director of this Corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of Delaware is amended, after the filing of the Certificate of Incorporation, to authorize action by the Corporation further eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as amended.

      Any amendment, repeal, or modification of this Article IX, or the adoption of any

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provision of this Certificate of Incorporation inconsistent with this Article
IX, by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification, or adoption.

                                   ARTICLE X

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

      The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article XI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

      At any time or times the Corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"), this Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the Corporation and its shareholders through Bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, to the limits on such excess indemnification set forth in
Section 204 of the CGCL.

      The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XI to directors and officers of the Corporation.

      The rights to indemnification and to the advance of expenses conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

      Any amendment, repeal, or modification of this Article XI, or the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article XI, by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any such persons with respect to any acts or omissions occurring prior to such amendment, repeal,

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modification, or adoption.

                                  ARTICLE XII

      The name and mailing address of the incorporator is Jonathan S. Storper, Esq., Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP, 333 Market Street, Suite 2300, San Francisco, CA 94105.

      I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 30th day of September, 2004.

                                       /s/ Jonathan Storper
                                       -----------------------------------------
                                         Jonathan S. Storper, Esq., Incorporator

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